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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

Arcadia Resources, Inc. and Subsidiaries
Southfield, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140227; 333-141518) and Form S-8 (No.
333-137805) of our report dated June 28, 2007, relating to the consolidated financial statements and schedule of Arcadia Resources, Inc. and Subsidiaries and the effectiveness of Arcadia Resources, Inc. and Subsidiaries' internal control over financial reporting included in this Form 10-K. Our report on the consolidated financial statements and schedule contains an explanatory paragraph regarding the Company's ability to continue as a going concern. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of March 31, 2007.



/s/ BDO SEIDMAN, LLP
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BDO Seidman, LLP

Troy, Michigan
June 28, 2007